Exhibit 10

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our Firm in the Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of The Purisima Funds and to the use of our report dated October 26, 2001 on the financial statements and financial highlights of The Purisima Total Return Fund, The Purisima Pure American Fund and The Purisima Pure Foreign Fund, each a series of the beneficial interest of The Purisima Funds.


                                        TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 28, 2001